EXHIBIT 10.22

                                   Allan Wolk
                            c/o URT Industries, Inc.
                        1180 East Hallandale Beach Blvd.
                            Hallandale, Florida 33009

                                                         July 11, 2000

URT Industries, Inc.
1180 East Hallandale Beach Blvd.
Hallandale, FL  33009

Gentlemen:

     It is the purpose of this letter to confirm our understanding with respect to the Amended and Restated Employment Agreement, dated as of October 1, 1994, between URT Industries, Inc. and myself, as amended to date (the "Employment Agreement"). Pursuant to paragraph 9(a) of the Employment Agreement, URT would be required to make certain payments to me under certain circumstances described therein, including, without limitation, the expiration of the Employment Agreement in accordance with its terms and the refusal of URT to continue my employment upon terms and conditions no less favorable than those contained in the Employment Agreement. This letter confirms as follows:

     1. URT and I are currently in negotiations concerning the terms and conditions of the proposed continuation of my employment with URT. In recognition of such negotiations, I have agreed that provided that such negotiations are still ongoing, I will not assert my rights under paragraph 9(a) of the Employment Agreement before October 30, 2000.

     2. You agree that all of my rights under such paragraph 9(a) of the Employment Agreement are preserved, and shall not be deemed to have been waived or abrogated in any manner as a result of my agreement to the foregoing, or any alleged delay in the assertion of my rights under such paragraph 9(a).

     3. Nothing contained in this Agreement shall obligate either party to continue negotiations for any period of time, or to agree to any continued employment on my part.

     Please sign below to evidence our agreement.

                                           Sincerely yours,

                                           /s/ Allan Wolk
                                           -------------------------------
                                           Allan Wolk
Agreed:

URT Industries, Inc.

By: /s/ Brian Wolk
    ------------------------------
       Executive Vice-President